SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 25, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements by the Debtors’ of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Debtors’ management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Debtors’ future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Debtors undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors are cautioned that all forward-looking statements involve risks and uncertainties including without limitation the Debtors’ ability to continue as a going concern; the Debtors’ ability to obtain additional debtor-in-possession (“DIP”) financing or authorization to use cash collateral on an interim or final basis to fund the Debtors’ working capital or other needs; the Debtors ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by the Debtors’ from time to time; the Debtors’ ability to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Debtors’ bankruptcy cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period that the Debtors have to propose and confirm a plan of reorganization, for the appointment of a chapter 11 trustee or examiner or to convert the Debtors’ bankruptcy cases to cases under chapter 7 of the U.S. Bankruptcy Code; the Debtors’ ability to obtain and maintain normal terms with vendors, service providers, and leaseholders and to obtain orders authorizing payments to such parties; the Debtors’ ability to maintain contracts that are critical to its operations; the potential adverse impact of the Debtors’ bankruptcy cases on the Debtors’ liquidity or results of operations; the Debtors’ ability to fund and execute its business plan; the Debtors’ ability to attract, motivate and retain key executives and employees; the Debtors’ ability to enter into hedging contracts; general market conditions; adverse capital and credit market conditions; the costs and accidental risks inherent in exploring and developing new oil and natural gas reserves; the price for which such reserves and production can be sold; fluctuation in prices of oil and natural gas; the uncertainties inherent in estimating quantities of proved reserves and cash flows; competition; actions by third party co-owners in properties in which the Debtors also own an interest; acquisitions of properties and businesses; operating hazards; environmental concerns affecting the drilling of oil and natural gas wells; impairment of oil and natural gas properties due to depletion, low oil and gas prices, or other causes; and hedging decisions, including whether or not to hedge. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Debtors’ various pre-petition liabilities and the Debtors’ common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 cases to each of these constituencies. No assurance can be given that there will be any remaining value for shareholders if and when the Debtors emerge from bankruptcy.  Accordingly, the Debtors urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 1.03    Bankruptcy or Receivership.

As previously disclosed, on August 10, 2009, Mega Media Group, Inc. (“we”, “MMG” or the “Company”) and Echo Broadcasting Group (“Echo”), its wholly-owned subsidiary (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases No. are 09-46811 (MMG) and 009-46813 (Echo). The Debtors has been operating as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court since August 10, 2009, in an attempt to reorganize the Company’s business and to restructure its debt and other liabilities. Despite all of its efforts to improve its operations, the Company was unable to do so and does not expect to be able to do so in the future. As a result of this and the continued deterioration of the Company’s financial condition, the Company has determined that the only prudent course of action is an orderly liquidation under Chapter 7 of the Bankruptcy Code.

On October 30, 2009, the Company filed a motion to convert the Debtors’ cases to Chapter 7 of the Bankruptcy Code with the Bankruptcy Court. On November 24, the Bankruptcy Court conducted a hearing and approved the motion on November 25, 2009. The order is attached herein as Exhibit 99.1 by reference in its entirety.

Item 9.01    Financial Statement and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Order converting debtors’ Chapter 11 cases to cases under Chapter 7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Dated: November 25, 2009	By:	/s/ Alex Shvarts
Alex Shvarts
Chief Executive Officer and Director